Exhibit 99.1

CyrusOne Reports First Quarter 2013 Earnings

Revenue and Normalized FFO growth of 15% for first quarter

DALLAS (May 8, 2013) — Global data center service provider CyrusOne Inc, (NASDAQ: CONE), which specializes in providing highly reliable enterprise-class, carrier-neutral data center properties to the Fortune 1000, announced first quarter 2013 earnings today.

First Quarter Highlights

•	Leased 31,000 square feet of colocation space, up 100% over first quarter of 2012, adding four of the Fortune 1000, bringing total Fortune 1000 customers to 119

•	Revenue growth of 15% and Adjusted EBITDA increase of 11% compared to the first quarter of 2012

•	Normalized FFO increased 15% while AFFO increased 45% from first quarter of 2012

•	Acquired two previously leased data centers in May 2013

•	Purchased an additional 33 acres of land adjacent to the Houston West data center

•	Launched the CyrusOne Texas Internet Exchange (IX)

“We are very pleased with our inaugural first quarter results which reflect the broad secular trends that are driving our industry, the continued demand by Fortune 1000 customers for CyrusOne’s products and services and the financial strength of our differentiated platform,” said Gary Wojtaszek, President and Chief Executive Officer.

Financial Results

CyrusOne closed on its initial public offering (IPO) on January 24, 2013. Prior to its IPO, CyrusOne was a wholly owned subsidiary of Cincinnati Bell Inc. (NYSE:CBB). The discussion below combines the results of operations for the period January 1, 2013 through January 23, 2013 and the period from January 24, 2013 through March 31, 2013 to provide a meaningful comparison to the results of operations for the quarter ended March 31, 2012.

Revenue for the first quarter of 2013 was $60.1 million, up from $52.1 million in the first quarter of 2012, an increase of 15%. Recurring rent churn1 was 0.4% for the first quarter of 2013, or 1.6% annualized, compared to 0.5% for the first quarter of 2012 and 4.6% annual recurring rent churn for the full year 2012.

CyrusOne’s net loss for the first quarter of 2013 was $23.0 million compared to a net loss of $0.7 million for the first quarter of 2012. The higher loss was due primarily to transaction-related compensation expense of $20.0 million recorded in the first quarter of 2013 related to employee incentive plans put into place by Cincinnati Bell related to the CyrusOne IPO. This was a non-cash expense to CyrusOne as the payments were reimbursed by Cincinnati Bell. Higher depreciation and amortization in the first quarter of 2013 was mostly offset by increased net operating income (NOI)2. NOI for the quarter was $40.0 million, an increase of 15% from the first quarter of 2012, resulting from organic growth at existing and newly constructed facilities. CyrusOne’s owned facilities accounted for 62% of the first quarter 2013 NOI and 64% of colocation square feet (CSF).

Adjusted EBITDA3 increased to $31.5 million for the first quarter of 2013, from $28.3 million for the first quarter of 2012, an increase of 11%. The increase in Adjusted EBITDA from the growth in NOI was partially offset by increases in sales and marketing and general and administrative expenses as CyrusOne made investments to support public company functions and invest in future growth during 2012 and the first quarter of 2013. Adjusted EBITDA margins improved to 52% in the first quarter of 2013 as compared to 49% in the fourth quarter of 2012 due to seasonally lower sales and marketing expenses and lower utility costs, partially offset by increased general and administrative expenses.

Normalized Funds From Operations (Normalized FFO)4, which excludes transaction costs and transaction-related compensation, was $17.2 million, an increase of 15% from the first quarter of 2012. The increase is from higher Adjusted EBITDA and certain nonrecurring charges in the first quarter of 2012. Normalized FFO per diluted common share or common share equivalent5 was $0.27 in the first quarter of 2013, assuming the diluted common shares and common share equivalents were outstanding for the entire first quarter of 2013. Adjusted Funds From Operations (AFFO) 6 increased to $17.5 million in the first quarter of 2013, up 45% from the prior year.

Leasing Activity

During the quarter, CyrusOne signed new leases for approximately 31,000 CSF, or 3.1MW of power, compared to 15,000 CSF in the first quarter of 2012. CyrusOne added four new Fortune 10007 customers, bringing the total to 119 customers in the Fortune 1000. The weighted average lease term based on square footage was 71 months, and approximately 72% of the square footage was leased to metered power customers with the remainder leased on a full service basis.

Portfolio Utilization and Development

CSF available was approximately 921,000 across 24 facilities as of March 31, 2013, up 113,000 CSF or 14% from March 31, 2012. Total CSF available declined from December 31, 2012 by 11,000 CSF as 16,000 CSF at the West Seventh Street facility in Cincinnati was decommissioned. In the fourth quarter of 2012, a customer renewed their contract of legacy low power CSF, reducing their footprint by 16,000 CSF. The rate on the renewed lease, however, increased over 4 times yielding a net increase in revenue despite leasing less space. This low power CSF was decommissioned and is expected to be developed into data center space that will generate higher amounts of revenue than the prior lease. CyrusOne also added 5,000 CSF in its Kestral Way (London) facility in the first quarter of 2013.

CSF utilization8 as of March 31, 2013 was 81%, compared to 85% at March 31, 2012. Excluding space that was decommissioned at the West Seventh Street facility, total capacity expanded 21% while utilized square footage increased 16%. In the quarter, we leased approximately 31,000 CSF across our portfolio, including 13,000 at our South Ellis Street (Phoenix) facility, which opened in late December 2012.

The new building expansion at Westway Park Blvd (Houston West) facility was completed in April 2013, and CyrusOne commissioned approximately 42,000 CSF in the first data hall. In March, CyrusOne acquired 33 acres in Houston, adjacent to its Westway Park Blvd (Houston West) facility, for $18.2 million, expanding the campus to over 45 acres, creating the largest digital energy campus in Houston. In May 2013, CyrusOne purchased its Industrial Road (Florence) and Springer Street (Lombard) facilities for $16 million, and CyrusOne is currently under contract to acquire its Metropolis Drive (Austin 2) facility in the second quarter of 2013. These facilities were previously leased with a combined annualized rent9 of $18.7 million for March 2013, and pro forma for these purchases, CyrusOne’s owned facilities accounted for 70% of the first quarter 2013 NOI and 76% of CSF as of March 31, 2013.

Interconnection Initiative

Last month CyrusOne deployed its Texas IX, which is a unique platform that creates a true paradigm shift in the way CyrusOne has solved big data challenges faced by its enterprise customers. CyrusOne architected a solution that can solve both data center and connectivity needs, providing tremendous scalability by combining CyrusOne’s Massively Modular facility architecture with its robust connectivity platform in the state of Texas. The on-net platform is deployed across CyrusOne facilities in Austin, Dallas, Houston and San Antonio and enables customers to connect to their own enterprise-owned facilities and to third-party facilities to seamlessly engage the full ecosystem of business partners, content providers, networks, carriers, Internet service providers, and Ethernet buyers and sellers. The platform provides customers freedom of choice about how to build out capacity when transporting large amounts of data—by choosing CyrusOne’s bandwidth marketplace, its Internet Exchange platform, or a cross-connect to cloud services.

The platform enables customers to establish robust, low-latency, multi-point connections between a broad range of facilities or centers. It is also the easiest and fastest way for customers to gain all the benefits associated with lower wholesale transit purchase costs and peering. The CyrusOne Texas IX offers reduced service costs, with free Internet Exchange ports at all on-net CyrusOne facilities and third-party carrier hotels.

Balance Sheet and Liquidity

As of March 31, 2013, CyrusOne had $556.0 million of long term debt, cash of $328.6 million, and an undrawn $225.0 million senior secured revolving credit facility. Net debt10 was $227.4 million, or approximately 13% of our total enterprise value or 1.8x our Adjusted EBITDA annualized. Available liquidity11 as of March 31, 2013 was $553.6 million.

Dividend

On March 20, 2013, CyrusOne declared a dividend of $0.16 per share of common stock and common stock equivalents for the first quarter of 2013. The dividend was paid on April 15, 2013 to shareholders of record on March 29, 2013.

Guidance

CyrusOne is introducing the following guidance for the full year 2013:

Category	2013 Guidance
Revenue	$260 - $270 million
Adjusted EBITDA	$133 - $137 million
Normalized FFO per diluted common share or common share equivalent*	$1.15 - $1.25

Capital Expenditures
Development	$170 - $180 million
Recurring	$ 5 - $10 million
Acquisition of Leased Facilities	$ 20 - $35 million
Acquisition of Land for Future Development	$ 20 - $25 million

*	Calculated as if all diluted common shares and common share equivalents were issued and outstanding on January 1, 2013.

The annual guidance provided above represents forward-looking projections, which are based on current economic conditions, internal assumptions about our existing customer base and the supply and demand dynamics of the markets in which CyrusOne operates. Further, the guidance does not include the impact of any future financing, investment or disposition activities.

Upcoming Conferences and Events

Barclays High Yield Bond and Syndicated Loan Conference on May 22 and the NAREIT’s Investor Forum on June 6. Both conferences are being held in Chicago. Additional details are available on our website.

Conference Call Details

CyrusOne will host a conference call on May 8, 2013 at 5:30 PM Eastern Time (4:30 PM Central Time) to discuss its results for the first quarter of 2013. A live webcast of the conference call will also be available on the investor relations page of the Company’s website at http://investor.cyrusone.com/index.cfm. The conference call dial-in number is 1-877-719-9801, and the international dial-in number is 1-719-325-4778. Passcode for the call is 5863359. A replay will be available one hour after the conclusion of the earnings call on May 8, 2013, until 10:00 AM (ET) on May 22, 2013. The U.S. toll-free replay dial-in number is 1-888-203-1112 and the international replay dial-in number is 1-719-457-0820. Replay passcode is 5863359. An archived version of the webcast will also be available on the investor relations page of the Company’s website at http://investor.cyrusone.com/index.cfm.

Safe Harbor

This release and the documents incorporated by reference herein contain forward-looking statements regarding future events and our future results that are subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, are statements that could be deemed forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Words such as “expects,” “anticipates,” “predicts,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “endeavors,” “strives,” “may,” variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned these forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results to differ materially and adversely from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this release and those discussed in other documents we file with the Securities and Exchange Commission (SEC). More information on potential risks and uncertainties is available in our recent filings with the SEC, including CyrusOne’s Form 10K report and Form 8-K reports. Actual results may differ materially and adversely from those expressed in any forward-looking statements. We undertake no obligation to revise or update any forward-looking statements for any reason.

Use of Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures that management believes are helpful in understanding the Company’s business, as further discussed within this press release. These financial measures, which include Funds From Operations, Normalized Funds From Operations, Adjusted Funds From Operations, Adjusted EBITDA, Net Operating Income and Net debt should not be construed as being more important than comparable GAAP measures. Detailed reconciliations of these non-GAAP financial measures to comparable GAAP financial measures have been included in the tables distributed with this release and are available in the Investor Relations section of www.cyrusone.com.

1Recurring rent churn is calculated as any reduction in recurring rent due to customer terminations, service reductions or net pricing decreases as a percentage of annualized rent at the beginning of the period, excluding any impact from metered power reimbursements or other usage-based billing.

2Net Operating Income (NOI) is calculated as revenue less property operating expenses. Amortization of deferred leasing costs is presented in depreciation and amortization, which is excluded from NOI. CyrusOne has not historically incurred any tenant improvement costs. Our sales and marketing costs consist of salaries and benefits for our internal sales staff, travel and entertainment, office supplies, marketing and advertising costs. General and administrative costs include salaries and benefits of our senior management and support functions, legal and consulting costs, and other administrative costs. Marketing and advertising costs are not property specific, rather these costs support our entire portfolio. As a result, we have excluded these marketing and advertising costs from our NOI calculation, consistent with the treatment of general and administrative costs, which also support our entire portfolio.

3Adjusted EBITDA is calculated as net (loss) income as defined by U.S. GAAP before noncontrolling interests plus interest expense, income tax (benefit) expense, depreciation and amortization, non-cash compensation, transaction costs and transaction-related compensation, including acquisition pursuit costs, loss on sale of receivables to affiliate, restructuring costs, loss on extinguishment of debt, asset impairments and excluding (gain) loss on sale of real estate improvements. Other companies may not calculate Adjusted EBITDA in the same manner. Accordingly, the Company’s Adjusted EBITDA as presented may not be comparable to others.

4Normalized Funds From Operations (Normalized FFO) is calculated as Funds From Operations (FFO) plus transaction costs and transaction-related compensation, including acquisition pursuit costs. FFO represents net (loss) income computed in accordance with U.S. GAAP before noncontrolling interests, (gain) loss from sales of real estate improvements, real estate-related depreciation and amortization, amortization of customer relationship intangibles, and real estate and customer relationship intangible impairments. Because the value of the customer relationship intangibles is inextricably connected to the real estate acquired, CyrusOne believes the amortization and impairments of such intangibles is analogous to real estate depreciation and impairments; therefore, the Company adds the customer relationship intangible amortization and impairments back for similar treatment with real estate depreciation and impairments. CyrusOne’s customer relationship intangibles are primarily associated with the acquisition of Cyrus Networks in 2010 and, at the time of acquisition, represented 22% of the value of the assets acquired. The Company believes its Normalized FFO calculation provides a comparable measure to others in the industry.

5Normalized FFO per diluted common share or common share equivalent is calculated as Normalized FFO divided by all diluted common shares and common share equivalents as if they were converted to common shares and were outstanding as of January 1, 2013.

6Adjusted Funds From Operations (AFFO) is calculated as Normalized FFO plus amortization of deferred financing costs, non-cash compensation, and non-real estate depreciation and amortization, less deferred revenue and straight line rent adjustments, leasing commissions, recurring capital expenditures, and non-cash corporate income tax benefit and expense.

Management uses FFO, Normalized FFO, Adjusted EBITDA, NOI and AFFO as supplemental performance measures because they provide performance measures that, when compared year over year, capture trends in occupancy rates, rental rates and operating costs. The Company also believes that, as widely recognized measures of the performance of real estate investment trusts (REITs) and other companies, these measures will be used by investors as a basis to compare its operating performance with that of other companies. Other companies may not calculate these measures in the same manner, and, as presented, they may not be comparable to others. Therefore, FFO, Normalized FFO, AFFO, NOI and Adjusted EBITDA should be considered only as supplements to net income as measures of our performance. FFO, Normalized FFO, AFFO, NOI and Adjusted EBITDA should not be used as measures of liquidity nor as indicative of funds available to fund the Company’s cash needs, including the ability to make distributions. These measures also should not be used as supplements to or substitutes for cash flow from operating activities computed in accordance with U.S. GAAP.

7Fortune 1000 customers include subsidiaries whose ultimate parent is a Fortune 1000 company or a foreign or private company of equivalent size.

8Utilization is calculated by dividing CSF under signed leases for available space (whether or not the contract has commenced billing) by total CSF. Utilization rate differs from percent leased presented in the Data Center Portfolio table because utilization rate excludes office space and supporting infrastructure net rentable square footage and includes CSF for signed leases that have not commenced billing. Management uses utilization rate as a measure of CSF leased.

9 Annualized rent represents monthly contractual rent (defined as cash rent including customer reimbursements for metered power) under existing customer leases as of March 31, 2013, multiplied by 12. For the month of March 2013, annualized rent was approximately $225.7 million and customer reimbursements were $20.3 million annualized, consisting of reimbursements by customers across all facilities with separately metered power.

10Net debt provides a useful measure of liquidity and financial health. The Company defines net debt as long-term debt and capital lease obligations, offset by cash, cash equivalents, and temporary cash investments.

11Liquidity is calculated as cash, cash equivalents, and temporary cash investments on hand plus the undrawn capacity on CyrusOne’s corporate revolving credit facility.

About CyrusOne

CyrusOne (NASDAQ: CONE) specializes in highly reliable enterprise-class, carrier-neutral data center properties. The company provides mission-critical data center facilities that protect and ensure the continued operation of IT infrastructure for more than 500 customers, including nine of the Fortune 20 and more than 100 of the Fortune 1000 companies.

CyrusOne’s data center offerings provide the flexibility, reliability, and security that enterprise customers require and are delivered through a tailored, customer service-focused platform designed to foster long-term relationships. CyrusOne is committed to full transparency in communication, management, and service delivery throughout its 24 data centers worldwide.

# # #

Investor Relations:

Idalia Rodriguez or Jamie Lillis

972-350-0060

investorrelations@cyrusone.com

CyrusOne Inc.

Combined Statements of Operations

(Dollars in millions, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
			Change
	2013	2012	$	%
Revenue	$60.1	$52.1	$8.0	15%
Costs and expenses:
Property operating expenses	20.1	17.3	2.8	16%
Sales and marketing	2.8	1.8	1.0	56%
General and administrative	6.9	4.5	2.4	53%
Transaction-related compensation	20.0	—	20.0	n/m
Depreciation and amortization	21.7	16.4	5.3	32%
Transaction costs	0.1	—	0.1	n/m
Management fees charged by CBI	—	0.7	(0.7)	(100%)
Loss on sale of receivables to affiliate	—	1.2	(1.2)	(100%)

Total costs and expenses	71.6	41.9	29.7	71%
Operating income (loss)	$(11.5)	$10.2	$(21.7)	n/m
Interest expense	10.9	10.3	0.6	6%

Loss before income taxes	(22.4)	(0.1)	(22.3)	n/m
Income tax expense	0.6	0.6	—	0%

Net loss	(23.0)	(0.7)	(22.3)	n/m
Net loss attributed to Predecessor	(20.2)	(0.7)	(19.5)	n/m
Noncontrolling interest in net loss	(1.9)	—	(1.9)	n/m

Net loss attributed to common stockholders	$(0.9)	$—	$(0.9)	n/m

Loss per common share - basic and diluted	$(0.05)	n/a

CyrusOne Inc.

Combined Balance Sheets

(Dollars in millions)

(Unaudited)

	March 31,	December 31,	Change
	2013	2012	$	%
Assets
Investment in real estate:
Land	$44.4	$44.5	$(0.1)	(0%)
Buildings and improvements	740.7	722.5	18.2	3%
Equipment	68.7	52.4	16.3	31%
Construction in progress	92.6	64.2	28.4	44%

Subtotal	946.4	883.6	62.8	7%
Accumulated depreciation	(192.1)	(176.7)	(15.4)	9%

Net investment in real estate	754.3	706.9	47.4	7%

Cash and cash equivalents	328.6	16.5	312.1	n/m
Rent and other receivables	30.0	33.2	(3.2)	(10%)
Restricted cash	2.6	6.3	(3.7)	(59%)
Goodwill	276.2	276.2	—	0%
Intangible assets, net	98.4	102.6	(4.2)	(4%)
Due from affiliates	23.2	2.2	21.0	n/m
Other assets	60.7	67.0	(6.3)	(9%)

Total assets	$1,574.0	$1,210.9	$363.1	30%

Liabilities and Equity
Accounts payable and accrued expenses	$60.3	$29.5	$30.8	104%
Deferred revenue	51.7	52.8	(1.1)	(2%)
Due to affiliates	8.2	2.9	5.3	183%
Capital lease obligations	31.0	32.2	(1.2)	(4%)
Long-term debt	525.0	525.0	—	0%
Other financing arrangements	62.9	60.8	2.1	3%
Other liabilities	18.4	7.6	10.8	142%

Total liabilities	757.5	710.8	46.7	7%

Shareholders’ Equity / Parent’s net investment:
Preferred stock, $.01 par value, 100,000,000 authorized; no shares issued or outstanding	—	—	—	n/m
Common stock, $.01 par value, 500,000,000 shares authorized and 21,871,673 shares issued and outstanding at March 31, 2013	0.2	—	0.2	n/m
Common stock, $.01 par value, 1,000 shares authorized and 100 shares issued and outstanding at January 23, 2013, and December 31, 2012	—	—	—	n/m
Paid in capital	335.7	7.1	328.6	n/m
Accumulated deficit	(3.9)	—	(3.9)	n/m
Partnership capital	—	493.0	(493.0)	(100%)

Total shareholders’ equity / parent’s net investment	332.0	500.1	(168.1)	(34%)
Noncontrolling interests	484.5	—	484.5	n/m

Total liabilities and shareholders’ equity / parent’s net investment	$1,574.0	$1,210.9	$363.1	30%

CyrusOne Inc.

Combined Statements of Operations

(Dollars in millions, except per share amounts)

(Unaudited)

For the three months ended:	March 31,	December 31,	September 30,	June 30,	March 31,
	2013	2012	2012	2012	2012
Revenue	$60.1	$58.0	$56.7	$54.0	$52.1
Costs and expenses:
Property operating expenses	20.1	20.6	20.0	18.1	17.3
Sales and marketing	2.8	4.0	2.1	1.8	1.8
General and administrative	6.9	5.4	5.3	5.5	4.5
Transaction-related compensation	20.0	—	—	—	—
Depreciation and amortization	21.7	20.4	18.8	17.8	16.4
Transaction costs	0.1	4.4	0.6	0.7	—
Management fees charged by CBI	—	0.4	0.9	0.5	0.7
(Gain) loss on sale of receivables to affiliate	—	(0.4)	1.3	1.1	1.2
Asset impairments	—	—	—	13.3	—

Total costs and expenses	71.6	54.8	49.0	58.8	41.9
Operating income (loss)	$(11.5)	$3.2	$7.7	$(4.8)	$10.2
Interest expense	10.9	10.5	11.3	9.7	10.3

Loss before income taxes	(22.4)	(7.3)	(3.6)	(14.5)	(0.1)
Income tax expense (benefit)	0.6	(0.4)	(0.7)	(4.6)	0.6

Net loss from continuing operations	(23.0)	(6.9)	(2.9)	(9.9)	(0.7)
Gain on sale of real estate improvements	—	—	(0.1)	—	—
Net loss attributed to Predecessor	(20.2)	(6.9)	(2.8)	(9.9)	(0.7)
Noncontrolling interest in net loss	(1.9)	—	—	—	—

Net loss attributed to common stockholders	$(0.9)	$—	$—	$—	$—

Loss per common share - basic and diluted	$(0.05)	n/a	n/a	n/a	n/a

CyrusOne Inc.

Combined Balance Sheets

(Dollars in millions)

(Unaudited)

	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
Assets
Investment in real estate:
Land	$44.4	$44.5	$41.2	$39.0	$38.5
Buildings and improvements	740.7	722.5	666.5	613.6	619.9
Equipment	68.7	52.4	43.2	27.3	16.9
Construction in progress	92.6	64.2	56.6	72.7	30.3

Subtotal	946.4	883.6	807.5	752.6	705.6
Accumulated depreciation	(192.1)	(176.7)	(162.9)	(149.6)	(142.5)

Net investment in real estate	754.3	706.9	644.6	603.0	563.1
Cash and cash equivalents	328.6	16.5	3.2	1.4	1.9
Rent and other receivables	30.0	33.2	—	—	—
Restricted cash	2.6	6.3	10.4	—	—
Goodwill	276.2	276.2	276.2	276.2	276.2
Intangible assets, net	98.4	102.6	106.7	110.8	116.5
Due from affiliates	23.2	2.2	9.6	3.8	—
Other assets	60.7	67.0	40.1	36.4	29.1

Total assets	$1,574.0	$1,210.9	$1,090.8	$1,031.6	$986.8

Liabilities and Equity
Accounts payable and accrued expenses	$60.3	$29.5	$41.2	$29.2	$13.0
Deferred revenue	51.7	52.8	52.1	51.1	48.8
Due to affiliates	8.2	2.9	—	—	—
Capital lease obligations	31.0	32.2	38.0	39.3	41.4
Long-term debt	525.0	525.0	—	—	—
Related party notes payable	—	—	612.1	561.5	524.2
Other financing arrangements	62.9	60.8	49.2	48.4	48.5
Other liabilities	18.4	7.6	0.7	1.6	0.5

Total liabilities	757.5	710.8	793.3	731.1	676.4

Shareholders’ Equity / Parent’s net investment:
Preferred stock, $.01 par value, 100,000,000 authorized; no shares issued or outstanding	—	—	—	—	—
Common stock, $.01 par value, 500,000,000 shares authorized and 21,871,673 shares issued and outstanding at March 31, 2013	0.2	—	—	—	—
Common stock, $.01 par value, 1,000 shares authorized and 100 shares issued and outstanding at January 23, 2013, and December 31, 2012	—	—	—	—	—
Paid in capital	335.7	7.1	—	—	—
Accumulated deficit	(3.9)	—	—	—	—
Partnership capital	—	493.0	297.5	300.5	310.4

Total shareholders’ equity / parent’s net investment	332.0	500.1	297.5	300.5	310.4
Noncontrolling interests	484.5	—	—	—	—

Total liabilities and shareholders’ equity / parent’s net investment	$1,574.0	$1,210.9	$1,090.8	$1,031.6	$986.8

CyrusOne Inc.

Reconciliation of Statement of Operations for the Three Months Ended March 31, 2013

(Dollars in millions, except per share amounts)

(Unaudited)

	Predecessor	Successor	Combined
	January 1, 2013 to January 23, 2013	January 24, 2013 to March 31, 2013	Three Months ended March 31, 2013
Revenue	$15.1	$45.0	$60.1
Costs and expenses:
Property operating expenses	4.8	15.3	20.1
Sales and marketing	0.7	2.1	2.8
General and administrative	1.5	5.4	6.9
Transaction-related compensation	20.0	—	20.0
Depreciation and amortization	5.3	16.4	21.7
Transaction costs	0.1	—	0.1
Management fees charged by CBI	—	—	—
Loss on sale of receivables to affiliate	—	—	—

Total costs and expenses	32.4	39.2	71.6
Operating income (loss)	$(17.3)	$5.8	$(11.5)
Interest expense	2.5	8.4	10.9

Loss before income taxes	(19.8)	(2.6)	(22.4)
Income tax expense	0.4	0.2	0.6

Net loss	(20.2)	(2.8)	(23.0)
Net loss attributed to Predecessor	(20.2)	—	(20.2)
Noncontrolling interest in net loss	—	(1.9)	(1.9)

Net loss attributed to common stockholders	$—	$(0.9)	$(0.9)

Loss per common share - basic and diluted	n/a	$(0.05)	$(0.05)

CyrusOne Inc.

Net Operating Income and Reconciliation of Net Loss to Adjusted EBITDA

(Dollars in millions)

(Unaudited)

	Three Months Ended				Three Months Ended
	March 31,		Change		March 31,	December 31,	September 30,	June 30,	March 31,
	2013	2012	$	%	2013	2012	2012	2012	2012
Net Operating Income
Revenue	$60.1	$52.1	$8.0	15%	$60.1	$58.0	$56.7	$54.0	$52.1
Property operating expenses	20.1	17.3	2.8	16%	20.1	20.6	20.0	18.1	17.3

Net Operating Income (NOI)	$40.0	$34.8	$5.2	15%	$40.0	$37.4	$36.7	$35.9	$34.8

NOI as a % of Revenue	66.6%	66.8%			66.6%	64.5%	64.7%	66.5%	66.8%

Reconciliation of Net Loss to Adjusted EBITDA:
Net loss	$(23.0)	$(0.7)	$(22.3)	n/m	$(23.0)	$(6.9)	$(2.8)	$(9.9)	$(0.7)

Adjustments:
Interest expense	10.9	10.3	0.6	6%	10.9	10.5	11.3	9.7	10.3
Income tax (benefit) expense	0.6	0.6	—	0%	0.6	(0.4)	(0.7)	(4.6)	0.6
Depreciation and amortization	21.7	16.4	5.3	32%	21.7	20.4	18.8	17.8	16.4
Transaction costs	0.1	—	0.1	n/m	0.1	4.4	0.6	0.7	—
Loss on sale of receivables to affiliate	—	1.2	(1.2)	(100%)	—	(0.4)	1.3	1.1	1.2
Non-cash compensation	1.2	0.5	0.7	n/m	1.2	0.8	1.7	0.4	0.5
Asset impairments	—	—	—	n/m	—	—	—	13.3	—
Gain on sale of real estate improvements	—	—	—	n/m	—	—	(0.1)	—	—
Transaction-related compensation	20.0	—	20.0	n/m	20.0	—	—	—	—

Adjusted EBITDA	$31.5	$28.3	$3.2	11%	$31.5	$28.4	$30.1	$28.5	$28.3

Adjusted EBITDA as a % of Revenue	52.4%	54.3%			52.4%	49.0%	53.1%	52.8%	54.3%

CyrusOne Inc.

Reconciliation of Net Loss to FFO, Normalized FFO, and AFFO

(Dollars in millions)

(Unaudited)

	Three Months Ended				Three Months Ended
	March 31,		Change		March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
	2013	2012	$	%
Reconciliation of Net Loss to FFO and Normalized FFO:
Net loss	$(23.0)	$(0.7)	$(22.3)	n/m	$(23.0)	$(6.9)	$(2.8)	$(9.9)	$(0.7)

Adjustments:
Real estate depreciation and amortization	15.9	11.5	4.4	38%	15.9	15.4	13.6	12.4	11.5
Amortization of customer relationship intangibles	4.2	4.1	0.1	2%	4.2	3.9	4.0	4.0	4.1
Real estate impairments	—	—	—	n/m	—	—	(0.1)	11.8	—
Customer relationship intangible impairments	—	—	—	n/m	—	—	—	1.5	—
Gain on sale of real estate improvements	—	—	—	n/m	—	—	(0.1)	—	—

Funds from Operations (FFO)	$(2.9)	$14.9	(17.8)	(120%)	$(2.9)	$12.4	$14.6	$19.8	$14.9

Transaction-related compensation	20.0	—	20.0	n/m	20.0	—	—	—	—
Transaction costs	0.1	—	0.1	n/m	$0.1	$4.4	0.6	0.7	—

Normalized Funds from Operations (Normalized FFO)	$17.2	$14.9	$2.3	15%	$17.2	$16.8	$15.2	$20.5	$14.9

Normalized FFO per diluted common share or common share equivalent*	$0.27	n/a			$0.27	n/a	n/a	n/a	n/a

Reconciliation of Normalized FFO to AFFO:
Normalized FFO	$17.2	$14.9	2.3	15%	$17.2	$16.8	$15.2	$20.5	$14.9

Adjustments:
Amortization of deferred financing costs	0.6	—	0.6	n/m	0.6	0.3	—	—	—
Non-cash compensation	1.2	0.5	0.7	140%	1.2	0.8	1.7	0.4	0.5
Non-real estate depreciation and amortization	1.6	0.8	0.8	100%	1.6	1.1	1.2	1.4	0.8
Deferred revenue and straight line rent adjustments	(2.3)	(2.3)	—	0%	(2.3)	(2.3)	(2.0)	(1.7)	(2.3)
Leasing commissions	(0.9)	(1.6)	0.7	(44%)	(0.9)	(1.1)	(1.0)	(0.7)	(1.6)
Recurring capital expenditures	(0.3)	(0.6)	0.3	(50%)	(0.3)	(1.6)	(1.0)	(0.7)	(0.6)
Corporate income tax (benefit)/expense	0.4	0.4	—	0%	0.4	(0.5)	(0.9)	(4.8)	0.4

Adjusted Funds from Operations (AFFO)	$17.5	$12.1	$5.4	45%	$17.5	$13.5	$13.2	$14.4	$12.1

*	Assumes diluted common shares and common share equivalents were outstanding as of January 1, 2013

CyrusOne Inc.

Market Capitalization Summary and Reconciliation of Net Debt

(Unaudited)

Market Capitalization

	Shares or	Market Price	Market Value
	Equivalents	as of	Equivalents
	Outstanding	March 31, 2013	(in millions)
Common shares	21,871,673	$22.84	$499.5
Operating Partnership units	42,586,835	$22.84	972.7
Net Debt			227.4

Total Enterprise Value (TEV)			$1,699.6

Net Debt as a % of TEV			13.4%
Net Debt to LQA Adjusted EBITDA			1.8x

Reconciliation of Net Debt

(Dollars in millions)	March 31,	December 31,
	2013	2012
Long-term debt	$525.0	$525.0
Capital lease obligations	31.0	32.2
Less:
Cash and cash equivalents	(328.6)	(16.5)

Net Debt	$227.4	$540.7

CyrusOne Inc.

Colocation Square Footage (CSF) and Utilization

(Unaudited)

	As of March 31, 2013		As of December 31, 2012		As of March 31, 2012
Market	CSF Capacity (Sq Ft)	% Utilized	CSF Capacity (Sq Ft)	% Utilized	CSF Capacity (Sq Ft)	% Utilized
Cincinnati	395,815	92%	411,730	92%	438,830	91%
Dallas	171,100	76%	171,100	69%	123,734	84%
Houston	188,602	94%	188,602	93%	157,263	99%
Austin	57,078	35%	57,078	32%	57,078	30%
Phoenix	36,222	37%	36,222	0%	—	0%
San Antonio	35,765	62%	35,765	61%	—	0%
Chicago	23,278	49%	23,278	52%	23,278	59%
International	13,200	70%	8,200	52%	8,200	23%

Total Footprint	921,060	81%	931,975	78%	808,383	85%

CyrusOne Inc.

2013 Guidance

(Unaudited)

Full Year 2013
Revenue	$260 - $270 million
Adjusted EBITDA	$133 - $137 million
Normalized FFO per diluted common share or common share equivalent*	$1.15 - $1.25

Capital Expenditures
Development	$170 - $180 million
Recurring	$5 - $10 million
Acquisition of Leased Facilities	$20 - $35 million
Acquisition of Land for Future Development	$20 - $25 million

*	Calculated as if all diluted common shares and common share equivalents were issued and outstanding as of January 1, 2013.

CyrusOne Inc.

Data Center Portfolio

As of March 31, 2013

(Unaudited)

			Operating Net Rentable Square Feet (NRSF)(a)					Powered Shell Available for Future Development (NRSF)(h)	Available Utility Power (MW) (i)
	Metropolitan Area	Annualized Rent(b)	Colocation Space (CSF)(c)	Office & Other(d)	Supporting Infrastructure(e)	Total(f)	Percent Leased(g)
Facilities
South and West
Southwest Fwy (Galleria)	Houston	$41,695,463	63,469	17,385	23,202	104,056	93%	—	15
Westway Park Blvd (Houston West)	Houston	$35,081,808	112,133	12,735	36,567	161,435	92%	3,000	14
S. State Hwy 121 Business (Lewisville)*	Dallas	$35,068,828	108,687	11,399	59,333	179,419	89%	—	20
Midway**	Dallas	$6,387,262	9,782	—	—	9,782	100%	—	1
E. Ben White Blvd (Austin 1)*	Austin	$5,917,525	16,223	21,376	7,516	45,115	94%	—	5
Metropolis Drive (Austin 2)*	Austin	$2,158,715	40,855	4,128	18,563	63,546	9%	—	10
Frankford Road (Carrollton)	Dallas	$1,959,672	47,366	24,330	36,522	108,218	13%	518,000	20
Westover Hills Blvd (San Antonio)	San Antonio	$1,250,954	35,765	172	25,777	61,714	17%	35,000	10
North Fwy (Greenspoint)**	Houston	$1,038,086	13,000	1,449	—	14,449	100%	—	1
Marsh Ln.**	Dallas	$1,029,705	2,245	—	—	2,245	100%	—	1
Bryan St.**	Dallas	$993,646	3,020	—	—	3,020	58%	—	1
South Ellis Street (Phoenix)	Phoenix	$—	36,222	—	20,916	57,138	0%	45,000	100

South and West Total		$132,581,664	488,767	92,974	228,396	810,137	66%	601,000	196
Midwest
West Seventh Street (7th St.)***	Cincinnati	$33,218,452	193,003	5,744	158,194	356,941	96%	71,000	13
Fujitec Drive (Lebanon)	Cincinnati	$20,741,817	60,556	32,484	44,506	137,546	82%	90,000	12
Industrial Road (Florence)*	Cincinnati	$14,258,855	52,698	46,848	40,374	139,920	94%	—	10
Knightsbridge Drive (Hamilton)*	Cincinnati	$10,552,550	46,565	1,077	35,336	82,978	90%	—	5
Parkway (Mason)	Cincinnati	$5,897,705	34,072	26,458	17,193	77,723	99%	—	3
Springer Street (Lombard)*	Chicago	$2,246,842	13,560	4,115	12,231	29,906	54%	29,000	3
E. Monroe Street (Monroe St.)	South Bend	$1,494,608	6,350	—	6,478	12,828	70%	4,000	1
Goldcoast Drive (Goldcoast)	Cincinnati	$1,456,188	2,728	5,280	16,481	24,489	100%	14,000	1
Crescent Circle (Blackthorn)*	South Bend	$873,259	3,368	—	5,125	8,493	44%	11,000	1
McAuley Place (Blue Ash)*	Cincinnati	$546,645	6,193	6,950	2,166	15,309	71%	—	1

Midwest Total		$91,286,921	419,093	128,956	338,084	886,133	90%	219,000	50
International
Kestral Way (London)**	London	$1,606,182	10,000	—	—	10,000	39%	—	1
Jurong East (Singapore)**	Singapore	$270,952	3,200	—	—	3,200	12%	—	1

International Total		$1,877,134	13,200	—	—	13,200	33%	—	2

Total		$225,745,719	921,060	221,930	566,480	1,709,470	77%	820,000	248

*	Indicates properties in which we hold a leasehold interest in the building shell and land. All data center infrastructure has been constructed by us and owned by us.
**	Indicates properties in which we hold a leasehold interest in the building shell, land, and all data center infrastructure.
***	The information provided for the West Seventh Street (7th St.) property includes data for two facilities, one of which we lease and one of which we own.
(a)	Represents the total square feet of a building under lease or available for lease based on engineers’ drawings and estimates but does not include space held for development or space used by CyrusOne.
(b)	Represents monthly contractual rent (defined as cash rent including customer reimbursements for metered power) under existing customer leases as of March 31, 2013, multiplied by 12. For the month of March 2013, customer reimbursements were $20.3 million annualized and consisted of reimbursements by customers across all facilities with separately metered power. Customer reimbursements under leases with separately metered power vary from month-to-month based on factors such as our customers’ utilization of power and the suppliers’ pricing of power. From April 1, 2011 through March 31, 2013, customer reimbursements under leases with separately metered power constituted between 7.2% and 9.7% of annualized rent. After giving effect to abatements, free rent and other straight-line adjustments, our annualized effective rent as of March 31, 2013 was $236,267,428. Our annualized effective rent was greater than our annualized rent as of March 31, 2013 because our positive straight-line and other adjustments and amortization of deferred revenue exceeded our negative straight-line adjustments due to factors such as the timing of contractual rent escalations and customer prepayments for services.
(c)	CSF represents the NRSF at an operating facility that is currently leased or readily available for lease as colocation space, where customers locate their servers and other IT equipment.
(d)	Represents the NRSF at an operating facility that is currently leased or readily available for lease as space other than CSF, which is typically office and other space.
(e)	Represents infrastructure support space, including mechanical, telecommunications and utility rooms, as well as building common areas.
(f)	Represents the NRSF at an operating facility that is currently leased or readily available for lease. This excludes existing vacant space held for development.
(g)	Percent leased is determined based on NRSF being billed to customers under signed leases as of March 31, 2013 divided by total NRSF. Leases signed but not commenced as of March 31, 2013 are not included. Supporting infrastructure has been allocated to leased NRSF on a proportionate basis for purposes of this calculation.
(h)	Represents space that is under roof that could be developed in the future for operating NRSF, rounded to the nearest 1,000.
(i)	Represents installed power capacity that can be delivered to the facility by the local utility provider. Does not sum to total due to rounding.

CyrusOne Inc.

NRSF Under Development

As of March 31, 2013

(Dollars in millions)

(Unaudited)

		NRSF Under Development(a)
		Under Development					Under Development Costs(b)
Facilities	Metropolitan Area	Colocation Space (CSF)	Office & Other	Supporting Infrastructure	Powered Shell(c)	Total	Actual to Date	Estimated Costs to Completion	Total

South Ellis Street (Phoenix)	Arizona	—	36,000	17,000	32,000	85,000	$2	$11	$13
Westway Park Blvd (Houston West)	Houston	42,000	—	34,000	81,000	157,000	$20	$14	$34

Total		42,000	36,000	51,000	113,000	242,000	$22	$25	$47

(a)	Represents NRSF at a facility for which substantial activities have commenced to prepare the space for its intended use.
(b)	Represents management’s estimate of the total costs required to complete the current NRSF under development. There may be an increase in costs if customers require greater power density.
(c)	Represents NRSF under construction that, upon completion, will be powered shell available for future development into operating NRSF.

CyrusOne Inc.

Customer Diversification(a)

As of March 31, 2013

(Unaudited)

	Principal Customer Industry	Number of Locations	Annualized Rent(b)	Percentage of Portfolio Annualized Rent(c)	Weighted Average Remaining Lease Term in Months(d)
1	Telecommunications (CBI)(e)	7	$20,679,452	9.2%	17.0
2	Energy	4	$15,931,172	7.1%	5.5
3	Research and Consulting Services	3	$13,992,897	6.2%	6.4
4	Energy	2	$13,267,978	5.9%	1.7
5	Information Technology	2	$7,071,990	3.1%	49.0
6	Telecommunication Services	1	$6,976,397	3.1%	51.3
7	Financials	1	$6,000,225	2.7%	86.0
8	Information Technology	1	$4,890,027	2.2%	33.0
9	Telecommunication Services	1	$4,864,124	2.2%	73.0
10	Energy	2	$4,731,000	2.1%	40.0
11	Consumer Staples	1	$4,456,646	2.0%	108.4
12	Information Technology	1	$3,877,195	1.7%	95.0
13	Information Technology	2	$3,856,209	1.7%	94.1
14	Energy	3	$3,811,023	1.7%	2.1
15	Energy	1	$3,808,364	1.7%	16.7
16	Consumer Discretionary	1	$3,571,203	1.6%	38.0
17	Energy	1	$3,406,090	1.5%	27.0
18	Consumer Discretionary	1	$3,233,553	1.4%	8.8
19	Energy	1	$3,018,000	1.3%	6.0
20	Energy	1	$2,997,060	1.3%	10.6

			$134,440,605	59.7%	30.3

(a)	Includes affiliates.
(b)	Represents monthly contractual rent (defined as cash rent including customer reimbursements for metered power) under existing customer leases as of March 31, 2013, multiplied by 12. For the month of March 2013, customer reimbursements were $20.3 million annualized and consisted of reimbursements by customers across all facilities with separately metered power. Customer reimbursements under leases with separately metered power vary from month-to-month based on factors such as our customers’ utilization of power and the suppliers’ pricing of power. From April 1, 2011 through March 31, 2013, customer reimbursements under leases with separately metered power constituted between 7.2% and 9.7% of annualized rent. After giving effect to abatements, free rent and other straight-line adjustments, our annualized effective rent as of March 31, 2013 was $236,267,428. Our annualized effective rent was greater than our annualized rent as of March 31, 2013 because our positive straight-line and other adjustments and amortization of deferred revenue exceeded our negative straight-line adjustments due to factors such as the timing of contractual rent escalations and customer prepayments for services.
(c)	Represents the customer’s total annualized rent divided by the total annualized rent in the portfolio as of March 31, 2013, which was approximately $225.7 million.
(d)	Weighted average based on customer’s percentage of total annualized rent expiring and is as of March 31, 2013, assuming that customers exercise no renewal options and exercise all early termination rights that require payment of less than 50% of the remaining rents. Early termination rights that require payment of 50% or more of the remaining lease payments are not assumed to be exercised because such payments approximate the profitability margin of leasing that space to the customer, such that we do not consider early termination to be economically detrimental to us.
(e)	Includes information for both Cincinnati Bell Technology Solutions (CBTS) and Cincinnati Bell Telephone and two customers that have contracts with CBTS. We expect the contracts for these two customers to be assigned to us, but the consents for such assignments have not yet been obtained. Excluding these customers, Cincinnati Bell Inc. and subsidiaries represented 2.8% of our annualized rent as of March 31, 2013.

CyrusOne Inc.

Lease Distribution

As of March 31, 2013

(Unaudited)

NRSF Under Lease(a)	Number of Customers(b)	Percentage of All Customers	Total Leased NRSF(c)	Percentage of Portfolio Leased NRSF	Annualized Rent(d)	Percentage of Annualized Rent
0-999	426	81%	73,725	6%	$32,585,466	14%
1000-2499	36	7%	58,561	4%	$16,074,720	7%
2500-4999	22	4%	77,798	6%	$18,458,313	8%
5000-9999	15	3%	115,356	9%	$31,023,494	14%
10000+	28	5%	988,799	75%	$127,603,726	57%

Total	527	100%	1,314,239	100%	$225,745,719	100%

(a)	Represents all leases in our portfolio, including colocation, office and other leases.
(b)	Represents the number of customers in our portfolio leasing data center, office and other space.
(c)	Represents the total square feet at a facility under lease and that has commenced billing, excluding space held for development or space used by CyrusOne. A customer’s leased NRSF is estimated based on such customer’s direct CSF or office and light-industrial space plus management’s estimate of infrastructure support space, including mechanical, telecommunications and utility rooms, as well as building common areas.
(d)	Represents monthly contractual rent (defined as cash rent including customer reimbursements for metered power) under existing customer leases as of March 31, 2013, multiplied by 12. For the month of March 2013, customer reimbursements were $20.3 million annualized and consisted of reimbursements by customers across all facilities with separately metered power. Customer reimbursements under leases with separately metered power vary from month-to-month based on factors such as our customers’ utilization of power and the suppliers’ pricing of power. From April 1, 2011 through March 31, 2013, customer reimbursements under leases with separately metered power constituted between 7.2% and 9.7% of annualized rent. After giving effect to abatements, free rent and other straight-line adjustments, our annualized effective rent as of March 31, 2013 was $236,267,428. Our annualized effective rent was greater than our annualized rent as of March 31, 2013 because our positive straight-line and other adjustments and amortization of deferred revenue exceeded our negative straight-line adjustments due to factors such as the timing of contractual rent escalations and customer prepayments for services.

CyrusOne Inc.

Lease Expirations

As of March 31, 2013

(Unaudited)

Year(a)	Number of Leases Expiring(b)	Total Operating NRSF Expiring	Percentage of Total NRSF	Annualized Rent(c)	Percentage of Annualized Rent	Annualized Rent at Expiration(d)	Percentage of Annualized Rent at Expiration
Available		395,231	23%
Month-to-Month	250	47,843	3%	$10,377,892	5%	$10,377,892	4%
Remainder of 2013	543	373,942	22%	$84,564,960	37%	$84,642,160	35%
2014	382	115,888	7%	$29,516,754	13%	$29,516,754	12%
2015	468	217,206	13%	$35,587,026	16%	$40,471,445	17%
2016	85	22,622	1%	$11,477,208	5%	$12,378,553	5%
2017	79	202,939	12%	$24,434,472	11%	$25,054,384	11%
2018	26	36,552	2%	$6,929,433	3%	$7,097,493	3%
2019	2	94,401	5%	$4,864,124	2%	$4,864,124	2%
2020	3	81,997	5%	$6,000,225	3%	$6,000,225	3%
2021	2	28,697	1%	$3,877,195	2%	$6,013,195	3%
2022	6	46,163	3%	$5,412,101	2%	$9,859,682	4%
2023 - Thereafter	6	45,989	3%	$2,704,329	1%	$3,197,534	1%

Total	1,852	1,709,470	100%	$225,745,719	100%	$239,473,441	100%

(a)	Leases that were auto-renewed prior to March 31, 2013 are shown in the calendar year in which their current auto-renewed term expires. Unless otherwise stated in the footnotes, the information set forth in the table assumes that customers exercise no renewal options and exercise all early termination rights that require payment of less than 50% of the remaining rents. Early termination rights that require payment of 50% or more of the remaining lease payments are not assumed to be exercised because such payments approximate the profitability margin of leasing that space to the customer, such that we do not consider early termination to be economically detrimental to us.
(b)	Number of leases represents each agreement with a customer. A lease agreement could include multiple spaces and a customer could have multiple leases.
(c)	Represents monthly contractual rent (defined as cash rent including customer reimbursements for metered power) under existing customer leases as of March 31, 2013, multiplied by 12. For the month of March 2013, customer reimbursements were $20.3 million annualized and consisted of reimbursements by customers across all facilities with separately metered power. Customer reimbursements under leases with separately metered power vary from month-to-month based on factors such as our customers’ utilization of power and the suppliers’ pricing of power. From April 1, 2011 through March 31, 2013, customer reimbursements under leases with separately metered power constituted between 7.2% and 9.7% of annualized rent. After giving effect to abatements, free rent and other straight-line adjustments, our annualized effective rent as of March 31, 2013 was $236,267,428. Our annualized effective rent was greater than our annualized rent as of March 31, 2013 because our positive straight-line and other adjustments and amortization of deferred revenue exceeded our negative straight-line adjustments due to factors such as the timing of contractual rent escalations and customer prepayments for services.
(d)	Represents the final monthly contractual rent under existing customer leases that had commenced as of March 31, 2013, multiplied by 12.